FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Komag, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	94-2914864

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1710 Automation Parkway, San Jose, California 95131

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-98785

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered

     Incorporated by reference to the sections entitled “Description of Capital Stock” and “Management — Board of Directors” in Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 3, 2002 (File No. 333-98785).

Item 2. Exhibits

     The following exhibits are filed as a part of this registration statement:

2.1	Amended and Restated Certificate of Incorporation of Komag, Incorporated (incorporated by reference from Exhibit 3.1 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.2	Bylaws of Komag, Incorporated (incorporated by reference from Exhibit 3.2 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.3	Form of Stock Certificate for Common Stock (incorporated by reference from Exhibit 4.1 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.4	Registration Rights Agreement between Komag, Incorporated and certain holders of common stock and Senior Secured Notes due 2007 (incorporated by reference from Exhibit 4.2 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.5	Form of Warrant (incorporated by reference from Exhibit 4.3 filed with the Company’s Form 10-Q filed on August 13, 2002).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 3, 2002	KOMAG, INCORPORATED

	By:	/s/ THIAN HOO TAN

Thian Hoo Tan Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Certificate of Incorporation of Komag, Incorporated (incorporated by reference from Exhibit 3.1 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.2	Bylaws of Komag, Incorporated (incorporated by reference from Exhibit 3.2 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.3	Form of Stock Certificate for Common Stock (incorporated by reference from Exhibit 4.1 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.4	Registration Rights Agreement between Komag, Incorporated and certain holders of common stock and Senior Secured Notes due 2007 (incorporated by reference from Exhibit 4.2 filed with the Company’s Form 10-Q filed on August 13, 2002).
2.5	Form of Warrant (incorporated by reference from Exhibit 4.3 filed with the Company’s Form 10-Q filed on August 13, 2002).